UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2019

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (917) 663-2000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 1, 2019, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). There were 1,376,806,313 shares of Common Stock, constituting 88.50% of outstanding shares on the record date (March 8, 2019), represented in person or by proxy at the meeting. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of Directors of the Company.

Name	For	Against	Abstain	Broker-Non-Vote

André Calantzopoulos	1,141,016,890	4,188,986	2,418,578	229,181,859
Louis C. Camilleri	1,045,631,080	100,135,026	1,857,981	229,181,859
Massimo Ferragamo	1,140,451,290	4,659,103	2,513,773	229,181,859
Werner Geissler	1,132,682,084	12,473,753	2,468,601	229,181,859
Lisa A. Hook	1,138,097,833	7,018,449	2,507,856	229,181,859
Jennifer Li	1,113,151,241	32,043,802	2,429,095	229,181,859
Jun Makihara	1,141,590,252	3,486,860	2,547,022	229,181,859
Kalpana Morparia	1,128,006,658	17,062,103	2,555,377	229,181,859
Lucio A. Noto	1,129,073,170	16,041,489	2,509,791	229,181,859
Frederik Paulsen	1,138,979,033	6,113,721	2,531,700	229,181,859
Robert B. Polet	1,137,005,668	8,047,075	2,571,711	229,181,859
Stephen M. Wolf	1,128,970,597	16,606,142	2,047,715	229,181,859

All director nominees were duly elected.

Proposal 2: Advisory Vote Approving Executive Compensation.

For	Against	Abstain	Broker-Non-Vote

1,094,919,729	46,412,501	6,292,104	229,181,859

The proposal was approved on an advisory basis.

Proposal 3: Ratification of the Selection of PricewaterhouseCoopers SA as Independent Auditors.

For	Against	Abstain

1,352,700,180	20,951,178	3,154,894

The proposal was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: May 1, 2019